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FOR IMMEDIATE RELEASE                        CONTACT: Financial: Lauren S. Babus
                                                      (201) 307-2100
                                                      Press: Joe Russo
                                                      (201) 307-2486




                         THE HERTZ CORPORATION DECLARES
                               QUARTERLY DIVIDEND

PARK RIDGE, NJ, JULY 21, 1999 - The Board of Directors of The Hertz Corporation (NYSE:HRZ), the world's largest car rental company and a leading construction and industrial equipment rental business, has declared a quarterly dividend of $0.05 per share on its Class A and Class B Common Stock payable on September 10, 1999 to shareholders of record as of August 16, 1999.

     The Hertz Corporation, headquartered in Park Ridge, N.J., operates from 6,100 locations throughout the U.S. and in over 140 foreign countries.
























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